Exhibit 99.1


                                  CERTIFICATION

     By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report (as amended) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Starcraft Corporation.

Signed this 6th day of May, 2003


/s/ Kelly L. Rose                            /s/ Timothy L. Burke
------------------------------------         -----------------------------------
Kelly L. Rose                                Timothy L. Burke
Chairman and Chief Executive Officer         Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Starcraft Corporation and will be retained by the corporation and will be furnished to the Securities and Exchange Commission or its Staff upon request.